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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     As independent auditors, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of National Environmental Service Co. (the "Company") (1) of our report dated March 12, 1999, relating to the Company's consolidated financial statements included in its Annual Report on Form 10-KSB for the year ended December 31, 1998; (2) of our report dated June 10, 1999, relating to the financial statements of TET Environmental Services, Inc. as of December 31, 1998, and each of the two years in the period than ended, included in the Company's Amendment No. 1 to its Current Report on Form 8-K filed with the Commission on May 21, 1999, on Form 8-K/A filed with the Commission on July 21, 1999; (3) of our report dated October 22, 1999, relating to the supplemental consolidated financial statements of the Company (formed as a result of the acquisition by the Company of Summit Environmental Services, Inc.) as of December 31, 1998, and each of the two years in the period then ended, included in the Company's Amendment No. 1 to its Current Report on Form 8-K filed with the Commission on September 22, 1999, on Form 8-K/A filed with the Commission on November 12, 1999; and (4) to all references to our firm included in such Registration Statement.

/s/ Tullius Taylor Sartain & Sartain LLP
TULLIUS TAYLOR SARTAIN & SARTAIN LLP
Tulsa, Oklahoma
December 17, 1999